RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Pricing Supplement Dated June 13, 2013 to the Product Prospectus Supplement No. TP-1, dated April 4, 2013, and the Prospectus Supplement and Prospectus, Each Dated January 28, 2011	$1,400,000 Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014 Royal Bank of Canada

Royal Bank of Canada is offering Trigger Phoenix Autocallable Notes (the “Notes”) linked to the worst performing of the equity securities of three companies (each, a “Reference Stock,” and collectively, the “Reference Stocks”). The Notes offered are senior unsecured obligations of Royal Bank of Canada, will pay a Continent Coupon at the rate and under the circumstances specified below, and will have the terms described in the documents described above, as supplemented or modified by this pricing supplement.

Reference Stocks	Initial Stock Price	Trigger Price and Coupon Barrier
Common stock of Bank of America Corporation (“BAC”)	$13.21	$8.59, which is 65% of the Initial Stock Price
Common units representing limited partner interests of The Blackstone Group L.P. (“BX”)	$21.14	$13.74, which is 65% of the Initial Stock Price
Common stock of Citigroup Inc. (“C”)	$50.29	$32.69, which is 65% of the Initial Stock Price

The Notes do not guarantee any return of principal at maturity. Any payments on the Notes are subject to our credit risk.
Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page PS-5 of the product prospectus supplement dated April 4, 2013, on page PS-3 of the prospectus supplement dated January 28, 2011, and “Selected Risk Considerations” beginning on page P6 of this pricing supplement.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Issuer:	Royal Bank of Canada	Listing:	None
Trade Date:	June 13, 2013	Principal Amount:	$1,000 per Note
Issue Date:	June 18, 2013	Maturity Date:	December 18, 2014
Observation Dates:	September 13, 2013, December 13, 2013, March 13, 2014, June 13, 2014, September 15, 2014, and the Valuation Date.	Coupon Payment Dates:	September 18, 2013, December 18, 2013, March 18, 2014, June 18, 2014, September 18, 2014, and the Maturity Date.
Valuation Date	December 15, 2014	Contingent Coupon Rate:	16.60% per annum.
Contingent Coupon:
If the closing price of each Reference Stock is equal to or greater than its Coupon Barrier on the applicable Observation Date, we will pay the Contingent Coupon applicable to that Observation Date. You may not receive any Contingent Coupons during the term of the Notes.

Payment at Maturity (if held to maturity):	For each $1,000 in principal amount, $1,000 plus the Contingent Coupon at maturity, unless the Final Stock Price of the Worst Performing Reference Stock is less than its Trigger Price.

If the Final Stock Price of the Worst Performing Reference Stock is less than its Trigger Price, then the investor will receive at maturity, for each $1,000 in principal amount, in addition to accrued and unpaid interest, the number of shares of the Worst Performing Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of the value of their initial investment if there has been a decline in the trading price of Worst Performing Reference Stock.
Worst Performing Reference Stock:	The Reference Stock which has the lowest Underlying Return.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Worst Performing Reference Stock equal to the principal amount divided by its Initial Stock Price, subject to adjustment as described in the product prospectus supplement.

Call Feature:
The Notes will be automatically called for 100% of their principal amount, plus accrued interest, if the closing price of each Reference Stock is equal to or greater than its Initial Stock Price on any Observation Date.

Call Settlement Dates:	The Coupon Payment Date corresponding to that Observation Date.
Final Stock Price:	For each Reference Stock, the closing price of that Reference Stock on the Valuation Date.
CUSIP:	78008S3P9

	Per Note	Total
Price to public	100.00%	$1,400,000
Underwriting discounts and commissions	2.25%	$31,500
Proceeds to Royal Bank of Canada	97.75%	$1,368,500

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets, LLC, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $22.50 per $1,000 in principal amount of the notes, and used a portion of that commission to allow selling concessions to other dealers of $22.50 per $1,000 in principal amount of the notes. The total commission received by RBCCM, which includes concessions to other dealers, was $22.50 per $1,000 in principal amount of the notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBCCM or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets, LLC

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:	This pricing supplement relates to an offering of Trigger Phoenix Autocallable Notes (the “Notes”) linked to the worst performing of three equity securities (the “Reference Stocks”).

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Trade Date:	June 13, 2013

Issue Date:	June 18, 2013

Term:	18 months

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Contingent Coupon:
We will pay you a Contingent Coupon during the term of the Notes, periodically in arrears on each Coupon Payment Date, under the conditions described below:

•      If the closing price of each Reference Stock is equal to or greater than its Coupon Barrier on the applicable Observation Date, we will pay the Contingent Coupon applicable to that Observation Date.

•      If the closing price of any of the Reference Stocks is less than its Coupon Barrier on the applicable Observation Date, we will not pay you the Contingent Coupon applicable to that Observation Date.

You may not receive a Contingent Coupon for one or more quarterly periods during the term of the Notes.

Contingent Coupon Rate:	16.60% per annum.

Observation Date(s):	Quarterly on September 13, 2013, December 13, 2013, March 13, 2014, June 13, 2014, September 15, 2014, and the Valuation Date.

Coupon Payment Date(s):	The Contingent Coupon, if applicable, will be paid on September 18, 2013, December 18, 2013, March 18, 2014, June 18, 2014, September 18, 2014, and the Maturity Date.

Call Feature:	If, on any Observation Date, the closing price of each Reference Stock is equal to or greater than its Initial Stock Price, then the Notes will be automatically called.

Payment if Called:
If the Notes are automatically called, then, on the applicable Call Settlement Date, for each $1,000 principal amount, you will receive $1,000 plus the Contingent Coupon otherwise due on that Call Settlement Date.

Call Settlement Dates:	If the Notes are called on any Observation Date, the Call Settlement Date will be the Coupon Payment Date corresponding to that Observation Date

RBC Capital Markets, LLC
P2

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

Valuation Date:	December 15, 2014

Maturity Date:	December 18, 2014

Initial Stock Price:	For each Reference Stock, its closing price on the Trade Date, as specified on the cover of this pricing supplement.

Final Stock Price:	For each Reference Stock, its closing price on the Valuation Date.

Trigger Price and Coupon Barrier:	For each Reference Stock, 65% of the Initial Stock Price, as specified on the cover of this pricing supplement.

Payment at Maturity (if held to maturity):
If the Notes are not called, we will pay you at maturity an amount based on the Final Stock Price of the Worst Performing Reference Stock:

•      If the Final Stock Price of the Worst Performing Reference Stock is greater than or equal to its Trigger Price, we will pay you a cash payment equal to the principal amount plus the Contingent Coupon otherwise due on the Maturity Date.

•      If the Final Stock Price of the Worst Performing Reference Stock is below its Trigger Price, the investor will receive at maturity, for each $1,000 in principal amount, in addition to any accrued and unpaid interest, the number of shares of the Worst Performing Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Worst Performing Reference Stock, fractional shares will be paid in cash.

The value of the cash or shares that you receive will be less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the Worst Performing Reference Stock from the Trade Date to the Valuation Date. Investors in the Notes could lose some or all of their investment if there has been a decline in the trading price of the Worst Performing Reference Stock below its Trigger Price.

Physical Delivery Amount:
For each $1,000 in principal amount, a number of shares of the Worst Performing Reference Stock equal to the principal amount divided by its Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Worst Performing Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Cash Delivery Amount:	The product of the Physical Delivery Amount multiplied by the Final Stock Price of the Worst Performing Reference Stock.

Underlying Return:	Final Stock Price – Initial Stock Price Initial Stock Price

Market Disruption Events:
The occurrence of a market disruption event (or a non-trading day) as to any of the Reference Stocks will result in the postponement of an Observation Date or the Valuation Date as to that Reference Stock, nut not to any non-affected Reference Stock.

Calculation Agent:	RBC Capital Markets, LLC

RBC Capital Markets, LLC
P3

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a callable pre-paid cash-settled contingent income-bearing derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2 and P3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated April 4, 2013, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and in the product prospectus supplement dated March 6, 2013, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated April 4, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913001865/j43131424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets, LLC
P5

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

HYPOTHETICAL EXAMPLES
The examples below are based on the following terms:

Hypothetical Initial Stock Price (for each Reference Stock):	$100*
Hypothetical Trigger Price and Coupon Barrier (for each Reference Stock):	$65.00, which is 65% of the Initial Share Price
Contingent Coupon Rate	16.60% per annum (or 4.15% per quarter)
Contingent Coupon Amount:	$41.50 per quarter
Observation Dates:	Quarterly
Principal Amount:	$1,000 per Note

* The hypothetical Initial Stock Price of $100 used in the examples below has been chosen for illustrative purposes only and does not represent any of the actual Initial Stock Prices.  The actual Initial Stock Price of each Reference Stock is set forth on the cover page of this pricing supplement.

In Examples 1 and 2, the hypothetical closing price of each Reference Stock is greater than or equal to its hypothetical Initial Stock Price on one of the Observation Dates.  Because the hypothetical closing price of each Reference Stock is greater than or equal to its hypothetical Initial Stock Price on one of the Observation Dates, the Notes are automatically called.  In Examples 3 and 4, the hypothetical closing price of one or more of the Reference Stocks on the Observation Dates is less than its Initial Stock Price, and, consequently, the Notes are not automatically called.

Example 1
Observation Dates	Hypothetical Closing Price of Reference Stock #1	Hypothetical Closing Price of Reference Stock #2	Hypothetical Closing Price of Reference Stock #3	Contingent Coupon	Payment if the Notes Are Called*
#1	$105	$103	$109	—*	$1,041.50
#2	N/A	N/A	N/A	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A
Valuation Date	N/A	N/A	N/A	N/A	N/A
* Includes the unpaid Contingent Coupon with respect to the Observation Date on which the hypothetical closing price of each Reference Stock is greater than or equal to the Initial Stock Price.

▪
In Example 1, the Notes are automatically called following the first Observation Date as the closing price of each Reference Stock on the first Observation Date is greater than its Initial Stock Price.  Payment will be calculated as follows:

Principal Amount + Contingent Coupon = $1,000 + $41.50 = $1,041.50

In this example, the Call Feature limits the term of your investment to approximately three months.

RBC Capital Markets, LLC
P6

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

Example 2
Observation Dates	Hypothetical Closing Price of Reference Stock #1	Hypothetical Closing Price of Reference Stock #2	Hypothetical Closing Price of Reference Stock #3	Contingent Coupon	Payment if the Notes Are Called*
#1	$88	$94	$96	$41.50	N/A
#2	$106	$97	$95	$41.50	N/A
#3	$105	$103	$109	—*	$1,041.50
#4	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A
Valuation Date	N/A	N/A	N/A	N/A	N/A
* Includes the unpaid Contingent Coupon with respect to the Observation Date on which the hypothetical closing price of each Reference Stock is greater than or equal to the Initial Stock Price.

▪
In Example 2, the Notes are automatically called following the third Observation Date, as the closing price of each Reference Stock on the third Observation Date is greater than its Initial Stock Price.  (The Notes were not called on the second Observation Date, as the closing price of only one of the Reference Stocks was greater than its Initial Stock Price.) As the closing price of each Reference Stock on the first two Observation Dates is greater than the Coupon Barrier and Trigger Price, you receive the Contingent Coupon of $41.50 with respect to each of those Observation Dates.  Following the third Observation Date, you receive a payment of $1,041.50, which includes the Contingent Coupon with respect to the third Observation Date.

In this example, the Call Feature limits the term of your investment to approximately nine months.  Further, although each of the Reference Stocks has appreciated from the Initial Stock Price on the third Observation Date, you only receive a payment of $1,041.50 per Note and do not benefit from that appreciation.

Examples 3 and 4 illustrate the payment at maturity per Note based on the Final Stock Price of the Worst Performing Reference Stock.

Example 3
Observation Dates	Hypothetical Closing Price of the Worst Performing Reference Stock	Contingent Coupon	Payment if the Notes Are Called*
#1	$62	$0	N/A
#2	$58	$0	N/A
#3	$64	$0	N/A
#4	$59	$0	N/A
#5	$57	$0	N/A
Valuation Date	$60	$0	N/A
Payment at Maturity	Physical Delivery Amount (shares worth $600 on the Valuation Date) or Cash Delivery Amount $600
* The final Contingent Coupon, if any, will be paid at maturity.

RBC Capital Markets, LLC
P7

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

▪
In Example 3, the closing price of the Worst Performing Reference Stock remains below the Coupon Barrier and Trigger Price throughout the term of the Notes.  As a result, you do not receive any Contingent Coupons during the term of the Notes and, at maturity, you are fully exposed to the decline in this Reference Stock.  As the Final Stock Price of the Worst Performing Reference Stock is less than its Trigger Price, you will receive the Physical Delivery Amount (or at our option, the Cash Delivery Amount), in addition to any accrued and unpaid coupon on the securities. The value of the shares or cash that you receive will be significantly less than the principal amount of the notes.

Example 4
Observation Dates	Hypothetical Closing Price of the Worst Performing Reference Stock	Contingent Coupon	Payment if the Notes Are Called*
#1	$62	$0	N/A
#2	$58	$0	N/A
#3	$64	$0	N/A
#4	$59	$0	N/A
#5	$57	$0	N/A
Valuation Date	$66	$41.50*	N/A
Payment at Maturity	$1,041.50

▪
In Example 4, the closing price of the Worst Performing Reference Stock decreases to a Final Stock Price of $66.  Although the Final Stock Price of the Worst Performing Reference Stock is less than its Initial Stock Price, because the Final Stock Price of the Worst Performing Reference Stock is still not less than its Trigger Price, you will receive the principal amount plus the Contingent Coupon with respect to the final Observation Date.  Your payment at maturity would be:

$1,000 + $41.50 = $1,041.50

In this example, although the Final Stock Price of the Worst Performing Reference Stock represents a 34% decline from its Initial Stock Price, you will receive the principal amount plus the Contingent Coupon, equal to a total payment of $1,041.50 per Note at maturity.

RBC Capital Markets, LLC
P8

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Reference Stocks.  These risks are explained in more detail in the section “Risk Factors” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Worst Performing Reference Stock between the Trade Date and the Valuation Date.  If the Notes are not automatically called and the Final Stock Price of the Worst Performing Reference Stock on the Valuation Date is less than the Trigger Price, the value of the shares or cash that you receive at maturity will represent a loss of your principal that is proportionate to the decline in the closing price of the Worst Performing Reference Stock from the Trade Date to the Valuation Date.  Any Contingent Coupons received on the Notes prior to the maturity date, may not be sufficient to compensate for any such loss.

•
The Notes Are Subject to an Automatic Call — If on any Call Date, the closing price of each Reference Stock is equal to or greater than its Initial Stock Price, then the Notes will be automatically called. If the Notes are automatically called, then, on the applicable Call Settlement Date, for each $1,000 in principal amount, you will receive $1,000 plus the Contingent Coupon otherwise due on that Call Settlement Date. You will not receive any coupon payments after the Call Settlement Date. You may be unable to reinvest your proceeds from the automatic call in an investment with a return that is as high as the return on the Notes would have been if they had not been called.

•
You May Not Receive any Contingent Coupons — Royal Bank of Canada will not necessarily make any coupon payments on the Notes.  If the closing price of any of the Reference Stocks on an Observation Date is less than the Coupon Barrier, Royal Bank of Canada will not pay you the Contingent Coupon applicable to that Observation Date. If the closing price of any of the Reference Stocks is less than the Coupon Barrier on each of the Observation Dates and on the Valuation Date, Royal Bank of Canada will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Notes. Accordingly, if Royal Bank of Canada does not pay the Contingent Coupon on the maturity date, you will also incur a loss of principal, because the Final Stock Price of the Worst Performing Reference Stock will be less than the Trigger Price.

•
The Notes Are Linked to the Worst Performing Reference Stock — If any of the Reference Stocks has a Final Stock Price that is less than its Trigger Price, your return will be linked to the worst performing of the three Reference Stocks. Even if the Final Level of the other Reference Stocks has increased compared to their Initial Stock Price, or have experienced a decrease that is less than that of the Worst Performing Reference Stock, your return will only be determined by reference to the performance of the Worst Performing Reference Stock, regardless of the performance of the other Reference Stocks.

•
The Call Feature and the Contingent Coupon Feature Limit Your Potential Return — The return potential of the Notes is limited to the pre-specified Contingent Coupon Rate, regardless of the appreciation of the Reference Stocks. In addition, the total return on the Notes will vary based on the number of Observation Dates on which the Contingent Coupon becomes payable prior to maturity or an automatic call.  Further, if the Notes are called due to the Call Feature, you will not receive any Contingent Coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date. Since the Notes could be called as early as the first Observation Date, the total return on the Notes could be minimal. If the Notes are not called, you may be subject to the full downside performance of the Worst Performing Reference Stock even though your potential return is limited to the Contingent Coupon Rate.  As a result, the return on an investment in the Notes could be less than the return on a direct investment in the Reference Stocks.

RBC Capital Markets, LLC
P9

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

•
Owning the Notes Is Not the Same as Owning the Reference Stocks — The return on your Notes is unlikely to reflect the return you would realize if you actually owned the Reference Stocks. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the Reference Stocks during the term of your Notes. As an owner of the Notes, you will not have voting rights or any other rights that holders of the Reference Stocks may have. Furthermore, the Reference Stocks may appreciate substantially during the term of the Notes, while your potential return will be limited to the applicable Contingent Coupon payments.

•
There Is No Affiliation Between the Reference Stock Issuers and RBCCM, and RBCCM Is Not Responsible for any Disclosure by those Companies — We are not affiliated with the issuers of the Reference Stocks.  However, we and our affiliates may currently, or from time to time in the future engage in business with these companies.  Nevertheless, neither we nor our affiliates assume any responsibilities for the accuracy or the completeness of any information that any other company prepares.  You, as an investor in the Notes, should make your own investigation into the Reference Stocks and the companies in which they invest.  None of these companies are involved in this offering, and have no obligation of any sort with respect to your Notes.  These companies have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

•
The Business Activities of Royal Bank or Its Affiliates May Create Conflicts of Interest – We and our affiliates expect to engage in trading activities related to the Reference Stocks or to the equity securities held by the issuers of the Reference Stocks that are not for the account of holders of the Notes or on their behalf.  These trading activities may present a conflict between the holders’ interests in the Notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management.  These trading activities, if they influence the prices of the Reference Stocks or the equity securities held by the Reference Stocks, could be adverse to the interests of the holders of the Notes.  We and one or more of our affiliates may, at present or in the future, engage in business with the Reference Stock Issuers or the companies in which they invest, including making loans to or providing advisory services.  These services could include investment banking and merger and acquisition advisory services.  These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the Notes.  Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Stocks.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.  Any of these activities by us or one or more of our affiliates may affect the price of the Reference Stocks or the equity securities held by the Reference Stocks, and, therefore, the market value of the Notes.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank of Canada’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank of Canada (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank of Canada (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
Market Disruption Events and Adjustments —The payment at maturity, each Observation Date, and the Valuation Date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement.

RBC Capital Markets, LLC
P10

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each of the Reference Stocks is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding the Reference Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuers of the Reference Stocks is derived from publicly available information.

We have not independently verified the accuracy or completeness of reports filed by the issuers with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

We obtained the information regarding the historical performance of each Reference Stock set forth below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of their future performance, and no assurance can be given as to the market prices of the Reference Stocks on any Observation Date or on the Valuation Date.  We cannot give you assurance that the performance of the Reference Stocks will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P11

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

Bank of America Corporation

Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services. The company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 070858. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “BAC.”

Historical Information

Below is a table setting forth the intra-day high, intra-day low and period-end closing prices of this Reference Stock. The information provided in the table is for the four calendar quarters of 2009, 2010, 2011 and 2012, the first quarter of 2013 and for the period from April 1, 2013 to June 13, 2013.  On June 13, 2013, the closing price of this Reference Stock was $13.21.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock	Low Intra-Day Price of the Reference Stock	Period-End Closing Price of the Reference Stock
1/1/2009	3/31/2009	$14.81	$2.53	$6.82
4/1/2009	6/30/2009	$15.06	$6.45	$13.20
7/1/2009	9/30/2009	$18.25	$11.27	$16.92
10/1/2009	12/31/2009	$18.64	$14.12	$15.06
1/1/2010	3/31/2010	$18.35	$14.25	$17.85
4/1/2010	6/30/2010	$19.82	$14.30	$14.37
7/1/2010	9/30/2010	$15.72	$12.18	$13.11
10/1/2010	12/31/2010	$13.66	$10.91	$13.34
1/1/2011	3/31/2011	$15.31	$13.16	$13.33
4/1/2011	6/30/2011	$13.88	$10.40	$10.96
7/1/2011	9/30/2011	$11.74	$6.00	$6.12
10/1/2011	12/30/2011	$7.42	$4.92	$5.56
1/1/2012	3/30/2012	$10.09	$5.62	$9.57
4/1/2012	6/29/2012	$9.78	$6.72	$8.18
7/1/2012	9/28/2012	$9.79	$6.90	$8.83
10/1/2012	12/31/2012	$11.69	$8.85	$11.60
1/1/2013	3/31/2013	$12.94	$10.98	$12.18
4/1/2013	6/13/2013	$13.99	$11.23	$13.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P12

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

The graph below illustrates the performance of this Reference Stock from June 13, 2008 to June 13, 2013 based on its Initial Stock Price of $13.21, which was the closing price of this Reference Stock on June 13, 2013. The dotted line represents the Coupon Barrier and Trigger Price of $8.59, which is equal to 65% of the Initial Stock Price.

RBC Capital Markets, LLC
P13

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

The Blackstone Group L.P.

The Blackstone Group L.P. is a global alternative asset manager and provider of financial advisory services. The firm's asset management businesses include the management of corporate private equity funds, real estate funds, mezzanine funds, proprietary hedge funds and closed-end mutual funds. Blackstone also provides M&A and reorganization advisory, as well as private placement services.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1393818. The company’s common units representing limited partner interests are listed on the NYSE under the ticker symbol “BX.”

Historical Information

Below is a table setting forth the intra-day high, intra-day low and period-end closing prices of this Reference Stock. The information provided in the table is for the four calendar quarters of 2009, 2010, 2011 and 2012, the first quarter of 2013 and for the period from April 1, 2013 to June 13, 2013.  On June 13, 2013, the closing price of this Reference Stock was $21.14.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock	Low Intra-Day Price of the Reference Stock	Period-End Closing Price of the Reference Stock
1/1/2008	3/31/2008	$22.25	$13.40	$15.88
4/1/2008	6/30/2008	$20.97	$15.92	$18.21
7/1/2008	9/30/2008	$19.49	$14.00	$15.34
10/1/2008	12/31/2008	$15.95	$4.16	$6.53
1/1/2009	3/31/2009	$9.19	$3.55	$7.25
4/1/2009	6/30/2009	$14.44	$6.92	$10.54
7/1/2009	9/30/2009	$15.35	$8.54	$14.20
10/1/2009	12/31/2009	$17.22	$12.71	$13.12
1/1/2010	3/31/2010	$15.10	$12.03	$14.00
4/1/2010	6/30/2010	$15.48	$9.34	$9.56
7/1/2010	9/30/2010	$12.72	$8.93	$12.69
10/1/2010	12/31/2010	$14.65	$12.31	$14.15
1/1/2011	3/31/2011	$18.95	$14.23	$17.88
4/1/2011	6/30/2011	$19.62	$15.95	$16.56
7/1/2011	9/30/2011	$17.78	$11.50	$11.98
10/1/2011	12/31/2011	$15.74	$10.51	$14.01
1/1/2012	3/31/2012	$17.25	$14.10	$15.94
4/1/2012	6/30/2012	$16.05	$11.13	$13.07
7/1/2012	9/30/2012	$15.61	$12.50	$14.28
10/1/2012	12/31/2012	$15.83	$13.31	$15.59
1/1/2013	3/31/2013	$21.08	$15.93	$19.78
4/1/2013	6/13/2013	$23.79	$18.76	$21.14

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P14

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

The graph below illustrates the performance of this Reference Stock from June 13, 2008 to June 13, 2013 based on its Initial Stock Price of $21.14, which was the closing price of this Reference Stock on June 13, 2013. The dotted line represents the Coupon Barrier and Trigger Price of $13.74, which is equal to 65% of the Initial Stock Price.

RBC Capital Markets, LLC
P15

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

Citigroup Inc.

Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers. The company services include investment banking, retail brokerage, corporate banking, and cash management products and services. The company serves customers globally.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 831001. The company’s common stock is listed on the NYSE under the ticker symbol “C.”

Historical Information

Below is a table setting forth the intra-day high, intra-day low and period-end closing prices of this Reference Stock. The information provided in the table is for the four calendar quarters of 2009, 2010, 2011 and 2012, the first quarter of 2013 and for the period from April 1, 2013 to June 13, 2013.  On June 13, 2013, the closing price of this Reference Stock was $50.29.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock	Low Intra-Day Price of the Reference Stock	Period-End Closing Price of the Reference Stock
1/1/2009	3/31/2009	$75.80	$9.70	$25.30
4/1/2009	6/30/2009	$44.80	$24.30	$29.70
7/1/2009	9/30/2009	$54.20	$25.50	$48.40
10/1/2009	12/31/2009	$50.00	$31.50	$33.10
1/1/2010	3/31/2010	$44.00	$31.10	$40.50
4/1/2010	6/30/2010	$50.70	$35.30	$37.60
7/1/2010	9/30/2010	$43.00	$36.20	$39.00
10/1/2010	12/31/2010	$48.50	$39.10	$47.30
1/1/2011	3/31/2011	$51.50	$43.40	$44.20
4/1/2011	6/30/2011	$46.90	$36.76	$41.64
7/1/2011	9/30/2011	$43.05	$23.19	$25.62
10/1/2011	12/30/2011	$34.40	$21.40	$26.31
1/1/2012	3/30/2012	$38.40	$27.16	$36.55
4/1/2012	6/29/2012	$37.14	$24.61	$27.41
7/1/2012	9/28/2012	$35.25	$24.91	$32.72
10/1/2012	12/31/2012	$40.18	$32.70	$39.56
1/1/2013	3/31/2013	$47.91	$40.29	$44.24
4/1/2013	6/13/2013	$53.56	$41.60	$50.29

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets, LLC
P16

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

The graph below illustrates the performance of this Reference Stock from June 13, 2008 to June 13, 2013 based on its Initial Stock Price of $50.29, which was the closing price of this Reference Stock on June 13, 2013. The dotted line represents the Coupon Barrier and Trigger Price of $32.69, which is equal to 65% of the Initial Stock Price.

RBC Capital Markets, LLC
P17

Trigger Phoenix Autocallable Notes Linked to the Worst Performing of Three Equity Securities, Due December 18, 2014

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We expect that delivery of the Notes will be made against payment for the Notes on June 18, 2013, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement dated January 28, 2011. For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 28, 2011.
VALIDITY OF THE NOTES

In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, and will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada).  This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Quebec and the federal laws of Canada applicable thereto.  In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 6, 2012, which has been filed as Exhibit 5.1 to Royal Bank’s Form 6-K filed with the SEC on March 6, 2012.

In the opinion of Morrison & Foerster LLP, when the Notes have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the Notes will be valid, binding and enforceable obligations of Royal Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated March 6, 2012, which has been filed as Exhibit 5.2 to the Bank’s Form 6-K dated March 6, 2012.

RBC Capital Markets, LLC
P18